UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

MYX Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Wyoming

I.R.S. Employer Identification No.: 33-4488011

Principal Executive Offices: 1325 Avenue of the Americas, Fl 4 New York, New York

Zip Code: 10019

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-290465

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock $0.02 par value

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock of MYX Inc. (the “Company”) registered hereby is incorporated herein by reference to "Prospectus Summary,” and “Description of Securities to be Registered,” “Plan of Distribution,” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2025 (File No. 333-290465) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

ITEM 2. EXHIBITS

Exhibit Number	Description
1	The Registrant’s Registration Statement on Form S-1 (No. 333-290465) (the “Registration Statement”)
2	Articles of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registration Statement
Articles of Amendment incorporated herein by reference to Exhibit 3.2 to the Registration Statement
3	Bylaws incorporated herein by reference to Exhibit 3.3 to the Registration Statement
4	Legal Opinion Regarding the Legality of the Securities Being Registered incorporated herein by reference to Exhibit 5.1 to the Registration Statement
5	CEO Employment Agreement incorporated herein by reference to Exhibit 10.1 to the Registration Statement
6	CFO Employment Agreement incorporated herein by reference to Exhibit 10.2 to the Registration Statement
7	Private Placement Subscription Agreement – CEO incorporated herein by reference to Exhibit 10.3 to the Registration Statement
8	Private Placement Subscription Agreement – CFO incorporated herein by reference to Exhibit 10.4 to the Registration Statement
9	Cross Marketing Agreement – Kenneth Tindle Ltd. (dated May 1, 2025) incorporated herein by reference to Exhibit 10.5 to the Registration Statement
10	Legal Stage Subscription Agreement - Financial Advice Boutique, Ltd. (dated April 14, 2025) incorporated herein by reference to Exhibit 10.6 to the Registration Statement
11	Legal Stage Subscription Agreement - Proekta, Ltd. (dated April 3, 2025) incorporated herein by reference to Exhibit 10.7 to the Registration Statement
12	Form of Shareholders Subscription Agreement incorporated herein by reference to Exhibit 10.8 to the Registration Statement
13	Software Development Agreement (dated March 1, 2025) incorporated herein by reference to Exhibit 10.9 to the Registration Statement
14	Consent of Independent Registered Public Accounting Firm incorporated herein by reference to Exhibit 23.1 to the Registration Statement
15	Consent of Counsel incorporated herein by reference to Exhibit 23.2 to the Registration Statement
16	Filing Fee Table referenced herein by Exhibit 107 to the Registration Statement

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2026

By: /s/ Tatyana Muyingo

Title: Chief Executive Officer

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